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                                                                      Exhibit 5A

                  [Letterhead of Simpson Thacher & Bartlett]


                                        September 15, 1998




Atlantic City Electric Company
800 King Street
Wilmington, Delaware 19899


Ladies and Gentlemen:

        We have acted as special counsel for Atlantic City Electric Company, a New Jersey corporation (the "Company"), and Atlantic Capital II, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to (i) the issuance by the Trust of its Trust Preferred Capital Securities (the "Preferred Securities") and (ii) in connection therewith, the deposit by the Company with the Trust as trust assets of its Junior Subordinated Debentures, Series I (the "Subordinated Debentures"). Concurrently with the delivery of the Subordinated Debentures to the Trust, the Company will make a cash contribution to the Trust, the proceeds of which will be used by the Trust to purchase as trust assets additional Subordinated Debentures. The Subordinated Debentures are to be issued under an Indenture (the "Indenture"), to be entered into by and between the Company and The Bank of New York, as trustee. The Preferred Securities will be guaranteed (the "Guarantee") by the Company to the extent described in the Prospectus forming a part of the Registration Statement.

        We have examined originals or copies, certified otherwise identified to our satisfaction of such corporate records, certificates of public officials and other instruments and have made such other and further investigations, as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.


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                                      -2-

Atlantic City Electric Company                                September 15, 1998

        Based on the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that :

             1. Assuming that the Indenture and the Subordinated Debentures have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Indenture has been duly executed and delivered, (iii) the terms of the Subordinated Debentures have been duly established in accordance with the Indenture and (iv) the Subordinated Debentures have been duly executed and authenticated in accordance with the Indenture and duly issued and delivered to the Trust as contemplated by the Registration Statement and upon payment therefor, the Subordinated Debentures will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

             2. Assuming that the Guarantee has been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Guarantee has been duly executed and delivered and (iii) the Preferred Securities have been duly issued and delivered as contemplated by the Registration Statement and upon payment therefor, the Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

        Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Validity of the Securities" in the Prospectus forming a part of the Registration Statement.

                                        Very truly yours,



                                        /s/ Simpson Thacher & Bartlett
                                        SIMPSON THACHER & BARTLETT